Exhibit 99

ORBCOMM ANNOUNCES FIRST QUARTER 2013 RESULTS

– Adjusted EBITDA of $3.2 million—Includes Acquisition-Related Costs of $0.4 million and

Other Non-Recurring Items –

– Net Income of $1.1 Million or $0.02 Per Share –

– Multiple New Customer Signings –

Rochelle Park, NJ, May 9, 2013 – ORBCOMM Inc. (Nasdaq: ORBC), a global satellite data communications company specializing in two-way Machine-to-Machine (M2M) communications and solutions, today announced financial results for the first quarter ended March 31, 2013.

The following financial highlights are in thousands of dollars, except per share amounts.

	Three months ended March 31,
	2013	2012
Service Revenues	$13,890	$11,531
Product Sales	$2,830	$4,348
Total Revenues	$16,720	$15,879
Net Income attributable to ORBCOMM Inc.
Common Stockholders	$1,092	$2,390
Net Income per Common Share—basic	$0.02	$0.05
EBITDA (1,3)	$2,540	$3,809
Adjusted EBITDA (2,3)	$3,228	$4,209

(1)	EBITDA is defined as earnings attributable to ORBCOMM Inc. before interest income (expense), provision for income taxes and depreciation and amortization.
(2)	Adjusted EBITDA is defined as EBITDA, adjusted for stock-based compensation expense and noncontrolling interests.
(3)	A table presenting EBITDA and Adjusted EBITDA, reconciled to GAAP Net Income, is among other financial tables at the end of this release.

Recent Highlights:

•

For the first quarter of 2013, Total Revenues increased 5% year-over-year to $16.7 million with Service Revenues increasing 20% to $13.9 million. The first quarter of 2013 included a positive back billing adjustment with a customer leading to higher than usual Service Revenues. Product Sales were lower compared to last year mostly due to a large sale to a Japanese OEM in the first quarter of 2012, and the effect of currency translation due to a less favorable U.S.$/Yen exchange rate this year compared to last year.

•

Adjusted EBITDA for the quarter was $3.2 million, and includes $0.4 million in Acquisition-related costs related to the MobileNet and GlobalTrak acquisitions. ORBCOMM’s basic EPS is $0.02 for the first quarter of 2013 compared to basic EPS of $0.05 for the comparable period last year.

•

Net subscriber additions were 19,000 in the first quarter of 2013, bringing ORBCOMM to 777,000 billable subscriber communicators at March 31, 2013, compared to 689,000 at the end of the first quarter last year. The base of billable subscribers increased 13% year-over-year.

•

On April 3, 2013, ORBCOMM announced it completed the acquisitions of substantially all of the assets of the GlobalTrak division of System Planning Corporation (GlobalTrak) and MobileNet, Inc. (MobileNet). The GlobalTrak and MobileNet acquisitions complement ORBCOMM’s growth strategy of expanding its end-to-end solutions portfolio into key vertical markets and geographic regions. The company’s initiative to develop end-to-end solutions within key vertical markets continues to build momentum.

•

On May 8, 2013, ORBCOMM announced that its state-of-the-art ReeferTrak® platform was selected by seven new domestic and international transportation and logistics companies including BP Logistics, Classic Carriers, Crowley Maritime Services, Direct Transport, Gangloff Industries, Integrated Airline Services and JASKO Enterprises. By leveraging the power of ReeferTrak®’s comprehensive temperature, fuel management, maintenance, and logistical application services, these customers can achieve improved compliance, increased efficiency and proven return on investment.

•

On March 26, 2013, ORBCOMM announced that the company is working with Kobelco Construction Machinery Co. Ltd. (KCM), Japan’s second largest manufacturer of hydraulic excavators, on a global telematics application. KCM will use ORBCOMM’s satellite network to track and monitor the location, status and performance of their construction equipment. KCM’s powerful on-board system will enable their customers to gain significant operating advantages and cost savings through enhanced visibility and better asset management of their machinery.

•

ORBCOMM continues its geographic market expansion by successfully obtaining authorizations for use of the ORBCOMM system in Belize, Cayman Islands, Trinidad and Tobago, Turks & Caicos and the British Virgin Islands. ORBCOMM can now provide service in these five countries and territories to existing global customers and is working with its local country representatives to recruit new VARs and introduce ORBCOMM-based M2M solutions to the marketplace.

•

On May 7, 2013, ORBCOMM announced that Berg Insight’s May 2013 Container Tracking and Security Report stated, “The satellite communication provider ORBCOMM has after the recent acquisitions of StarTrak, PAR LMS and GlobalTrak emerged as the largest vendor of intermodal container tracking solutions featuring GPRS or satellite communication.” Berg Insight estimates that “the number of tracking systems with GPRS or satellite communication for intermodal containers in active use is forecasted to grow at a compound annual growth rate of 49.1 percent from 137,000 units at the end of 2012 to 1.0 million by 2017.” Additionally, Berg Insight continued that, “There will be a continued strong focus on container transport security and increased supply chain visibility in the coming years, which will favor the container tracking market.”

For more information on recent highlights, please visit www.orbcomm.com.

“We continue to expand our customer portfolio with multiple new customer wins across the business and to facilitate international deployments of M2M solutions through five new global authorizations,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “Our vision and strategy are focused on the right markets and the right solutions to expand our market leadership.”

“ORBCOMM’s first quarter results included growth in services, but also some revenue and expense adjustments of a one-time nature that impacts profitability both higher and lower,” said Robert Costantini, Chief Financial Officer of ORBCOMM. “We expect to see growth continue for the remainder of 2013 in recurring service revenue and product sales. The acquisitions of MobileNet and GlobalTrak are off to a great start.”

Financial Results and Highlights

Revenues

For the first quarter ended March 31, 2013, Service Revenues were $13.9 million compared to $11.5 million during the same period last year. The year-over-year increase of 20% included a positive back billing adjustment increasing Service Revenues, but also included increases in recurring Service Revenues and AIS revenues. Service Revenue growth this quarter was negatively impacted by the effect of currency translation due to a less favorable U.S.$/Yen exchange rate this year compared to last year of $0.1 million.

Product Sales during the first quarter of 2013 were $2.8 million compared to $4.3 million during the same period last year. The year-over-year decrease of 35% in Product Sales was driven by a significant hardware sale in the first quarter of last year to a Japanese OEM customer, and the effect of currency translation due to a less favorable U.S.$/Yen exchange rate this year compared to last year of $0.1 million.

Total Revenues for the quarter ended March 31, 2013 were $16.7 million compared to $15.9 million during the same period of 2012, an increase of 5% as described above.

Costs and Expenses

Costs and Expenses for the first quarter of 2013 were $15.4 million compared to $14.1 million during the same period in 2012. Costs of Product Sales for the first quarter of 2013 were $2.2 million compared to $3.1 million for the three months ended March 31, 2012, a decrease of 30% mainly due to lower Product Sales.

Costs of Services, Product Development, and Selling, General and Administrative Expenses were $12.8 million for the first quarter of 2013 compared to $10.6 million in the prior year first quarter, an increase of $2.2 million primarily related to non-recurring expenses and increased business activity. The increase in costs were due to stock-based compensation, some non-recurring expenses including costs to combine and relocate ORBCOMM’s New Jersey offices to Rochelle Park, product warranty costs, as well as costs typically concentrated in the first quarter for audit, legal and compliance. Higher costs related to growth in the business include employee related costs, product development and marketing expenses. Acquisition-related Costs were $0.4 million in the quarter and comparable to last year’s first quarter.

Income Before Income Taxes, Net Income, and Earnings Per Share

Income Before Income Taxes for the first quarter of 2013 was $1.3 million compared to $2.9 million for the first quarter of 2012. Income Before Income Taxes was lower than prior year largely due to a $1.1 million gain on extinguishment of debt recognized in the prior year period and several non-recurring expenses incurred in the quarter.

Net Income attributable to ORBCOMM Inc. Common Stockholders was $1.1 million for the three months ended March 31, 2013 compared to $2.4 million for the similar three-month period in 2012. Basic Earnings Per Share were $0.02 for the first quarter of 2013 versus $0.05 for the first quarter of 2012.

EBITDA and Adjusted EBITDA

EBITDA for the first quarter of 2013 was $2.5 million compared to $3.8 million in the first quarter of 2012. Adjusted EBITDA for the first quarter of 2013 was $3.2 million, or lower by $1.0 million compared to $4.2 million in the first quarter of 2012 that included a $1.1 million gain from the extinguishment of debt. The year-over-year decline in EBITDA and Adjusted EBITDA were largely due to the reasons highlighted above.

EBITDA and Adjusted EBITDA are non-GAAP financial measures used by the Company. Please see the financial tables at the end of the release for a reconciliation of EBITDA and Adjusted EBITDA.

Balance Sheet & Cash Flow

At March 31, 2013, Cash and Cash Equivalents, Restricted Cash, and Marketable Securities were $92.8 million, compared to $64.9 million at December 31, 2012, increasing $27.9 million mainly due to the $45.0 million AIG term loan proceeds less existing debt paid off as part of the transaction, and reduced from payments made towards building and launching our next-generation satellites.

Cash used in operating activities was $0.4 million for the quarter. Total ORBCOMM Inc. Stockholders’ Equity was $184.4 million at March 31, 2013.

Subsequent Events

As discussed above, ORBCOMM announced that it has completed the acquisition of substantially all of the assets of the MobileNet, Inc., and GlobalTrak (a division of Systems Planning Corp.) on April 1, 2013 and April 3, 2013, respectively.

Investment Community Conference Call

ORBCOMM will host a conference call and webcast for the investment community this morning at 10:30 AM ET. Senior management will review the results, discuss ORBCOMM’s business, and address questions.

To access the call, domestic participants should dial 1-877-941-2332 at least ten minutes prior to the start of the call. International callers should dial 1-480-629-9723. To hear a live web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at www.orbcomm.com, select the “About us” tab, then the investor relations tab, then select “Presentations and Webcasts,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 1-800-406-7325 domestically or 1-303-590-3030 internationally and enter reservation identification number 4618371. The replay will be available from approximately 12:00 PM ET on May 9, 2013, through 11:59 PM ET on May 16, 2013.

About ORBCOMM Inc.

ORBCOMM is a leading global satellite data communications company, specializing in Machine-to-Machine (M2M) communications and solutions. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, and Hyundai Heavy Industries, Asset Intelligence (a subsidiary of I.D. Systems, Inc.), Komatsu Ltd., Manitowoc Crane Companies, Inc., and Volvo Construction Equipment among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in our core markets: commercial transportation; heavy equipment; industrial fixed assets; marine and homeland security. ORBCOMM based products are installed on trucks, containers, marine vessels, locomotives, backhoes, pipelines, oil wells, utility meters, storage tanks and other assets. ORBCOMM is an innovator and leading provider of solution services for the refrigerated and transportation markets. Under its ReeferTrak®, GenTrakTM, and CargoWatchTM brands, the Company provides customers with the ability to proactively monitor, manage and remotely control their refrigerated and transportation assets. Additionally, ORBCOMM provides Automatic Identification System (AIS) data services for vessel tracking and to improve maritime safety to government and commercial customers worldwide. ORBCOMM is headquartered in Rochelle Park, New Jersey and has its network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: ongoing global economic instability and uncertainty; substantial losses we have incurred and may continue to incur; demand for and market acceptance of our products and services and the applications developed by our resellers; we may need additional capital to pursue our growth strategy; loss or decline or slowdown in the growth in business from our key customers, such as Caterpillar Inc., (“Caterpillar”), Komatsu Ltd., (“Komatsu”), Hitachi Construction Machinery Co., Ltd., (“Hitachi”), and Asset Intelligence, a subsidiary of I.D. Systems, Inc., other value-added resellers or VARs and international value-added resellers or IVARs; loss or decline or slowdown in growth in business of any of the specific industry sectors the Company serves, such as transportation, heavy equipment, fixed assets and maritime; dependence on a few significant customers; our acquisitions may expose us to additional risks; litigation proceedings; technological changes, pricing pressures and other competitive factors; the inability of our international resellers and licensees to develop markets outside the United States; the inability to obtain or maintain the necessary regulatory approvals or licenses for particular countries or to operate our satellites; market acceptance and success of our Automatic Identification System (“AIS”) business; satellite launch and construction delays and cost overruns of our next-generation satellites and launch vehicles; in-orbit satellite failures or reduced performance of our existing satellites; significant liabilities created by products we sell; the $45 million 9.5% Senior Notes that we issued on January 4, 2013 could restrict our business activities or our ability to execute our strategic objectives or adversely affect our financial performance; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events; our inability to renew or expand our satellite constellation; inability to operate due to changes or restrictions in the political, legal regulatory, government administrative and economic conditions and developments in the United States and other countries and territories in which we operate; and changes in our business strategy. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts
Investor Inquiries:	Media Inquiries:
Robert Costantini	Chuck Burgess
EVP and Chief Financial Officer	President
ORBCOMM Inc.	The Abernathy MacGregor Group
703-433-6305	212-371-5999
clb@abmac.com

ORBCOMM Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$33,948	$34,783
Marketable securities	56,696	27,969
Accounts receivable, net of allowances for doubtful accounts of $337 and $300	12,903	10,703
Inventories	3,134	3,748
Prepaid expenses and other current assets	1,684	1,484
Deferred income taxes	164	164

Total current assets	108,529	78,851
Satellite network and other equipment, net	111,352	101,208
Goodwill	14,740	14,740
Intangible assets, net	7,535	7,791
Restricted cash	2,195	2,195
Deferred income taxes	400	398
Other assets	3,111	1,583

Total assets	$247,862	$206,766

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,407	$2,899
Accrued liabilities	8,232	11,271
Current portion of deferred revenue	2,456	2,394

Total current liabilities	14,095	16,564
Note payable—related party	1,457	1,503
Notes payable	45,000	3,398
Deferred revenue, net of current portion	2,060	1,959
Deferred tax liabilities	462	397
Other liabilities	623	557

Total liabilities	63,697	24,378

Commitments and contingencies
Equity:
ORBCOMM Inc. stockholders’ equity
Preferred Stock Series A, par value $0.001; 1,000,000 shares authorized; 151,954 and 161,359 shares issued and outstanding	1,518	1,612
Common stock, par value $0.001; 250,000,000 shares authorized; 46,983,562 and 46,783,568 shares issued	47	47
Additional paid-in capital	249,340	248,469
Accumulated other comprehensive income	450	633
Accumulated deficit	(66,864)	(67,956)
Less treasury stock, at cost, 29,990 shares at March 31, 2013 and December 31, 2012	(96)	(96)

Total ORBCOMM Inc. stockholders’ equity	184,395	182,709
Noncontrolling interests	(230)	(321)

Total equity	184,165	182,388

Total liabilities and equity	$247,862	$206,766

ORBCOMM Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2013	2012
Revenues:
Service revenues	$13,890	$11,531
Product sales	2,830	4,348

Total revenues	16,720	15,879

Costs and expenses (1) :
Costs of services	5,633	4,706
Costs of product sales	2,174	3,103
Selling, general and administrative	6,361	5,341
Product development	793	559
Acquisition-related costs	404	423

Total costs and expenses	15,365	14,132

Income from operations	1,355	1,747
Other income (expense):
Interest income	17	27
Other income (expense)	(11)	47
Gain on extinguishment of debt, net of expenses	—	1,062
Interest expense	(46)	(24)

Total other income (expense)	(40)	1,112

Income before income taxes	1,315	2,859
Income taxes	145	394

Net income	1,170	2,465
Less: Net income attributable to the noncontrolling interests	62	56

Net income attributable to ORBCOMM Inc.	$1,108	$2,409

Net income attributable to ORBCOMM Inc. common stockholders	$1,092	$2,390

Per share information-basic:
Net income attributable to ORBCOMM Inc. common stockholders	$0.02	$0.05

Per share information-diluted:
Net income attributable to ORBCOMM Inc. common stockholders	$0.02	$0.05

Weighted average common shares outstanding:
Basic	46,837	46,351

Diluted	48,143	46,898

(1) Stock-based compensation included in costs and expenses:
Costs of services	$67	$44
Costs of product sales	23	8
Selling, general and administrative	496	271
Product development	40	21

	$626	$344

ORBCOMM Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended
	March 31,
	2013	2012
Cash flows from operating activities:
Net income	$1,170	$2,465
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Change in allowance for doubtful accounts	37	(14)
Change in the fair value of acquisition-related contingent consideration	—	30
Amortization of the fair value adjustment related to warranty liabilities acquired through acquisitions	(9)	—
Depreciation and amortization	1,258	1,009
Stock-based compensation	626	344
Foreign exchange (gains) losses	11	(47)
Amortization of premium on marketable securities	125	176
Increase in fair value of indemnification assets	(135)	(112)
Deferred income taxes	63	85
Gain on extinguishment of debt and accounts payable	—	(1,214)
Amortization of transition shared services	—	49
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(2,267)	(288)
Inventories	599	455
Prepaid expenses and other assets	(175)	107
Accounts payable and accrued liabilities	(1,892)	(1,511)
Deferred revenue	171	181
Other liabilities	66	(20)

Net cash (used in) provided by operating activities	(352)	1,695

Cash flows from investing activities, net of acquisition:
Capital expenditures	(11,940)	(7,113)
Purchases of marketable securities	(48,762)	(14,511)
Proceeds from maturities of marketable securities	19,910	13,420
Change in restricted cash	—	1,025
Acquisition of net assets of LMS	—	(4,000)

Net cash used in investing activities	(40,792)	(11,179)

Cash flows from financing activities
Proceeds received from issuance of $45,000 Senior Notes	45,000	—
Cash paid for debt issuance costs	(1,059)	—
Proceeds received from exercise of stock options	161	—
Purchase of noncontrolling ownership interests in Satcom International Group plc	—	(192)
Repayment of Satcom notes payable	—	(253)
Principal payments of note payable	(3,450)	(63)
Principal payments of capital leases	(75)	—

Net cash provided by (used in) financing activities	40,577	(508)

Effect of exchange rate changes on cash and cash equivalents	(268)	(334)

Net decrease in cash and cash equivalents	(835)	(10,326)
Cash and cash equivalents:
Beginning of period	34,783	35,061

End of period	$33,948	$24,735

Supplemental disclosures of cash flow information:
Cash paid for
Interest	$1,033	$56

Income taxes	$787	$753

Supplemental schedule of noncash investing and financing activities
Noncash investing and financing activities:
Capital expenditures incurred not yet paid	$952	$581

Stock-based compensation included in capital expenditures	$25	$18

Series A convertible preferred stock dividend paid in-kind	$16	$19

Unpaid debt issuance costs included in accrued liabilities	$450	$—

Issuance of common stock in connection with the acquisition of LMS	$—	$2,123

Issuance of common stock in connection with the purchase of Satcom’s shares from noncontrolling ownership interests	$—	$1,000

AIS satellites accounted for as a capital lease	$—	$903

Acquisition-related contingent consideration	$—	$740

The following table reconciles our Net Income attributable to ORBCOMM Inc. to EBITDA and Adjusted EBITDA for the periods shown:

	Three months ended
	March 31,
(in thousands)	2013	2012
Net Income attributable to ORBCOMM Inc.	$1,108	$2,409
Net interest (income) expense	29	(3)
Provision for income taxes	145	394
Depreciation and amortization	1,258	1,009

EBITDA	2,540	3,809

Stock-based compensation	626	344
Noncontrolling interests	62	56

Adjusted EBITDA	$3,228	$4,209

EBITDA is defined as earnings attributable to ORBCOMM Inc. before interest income (expense), provision for income taxes and depreciation and amortization. ORBCOMM believes EBITDA is useful to its management and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps ORBCOMM’s management and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its financing transactions and the depreciation and amortization impact of capital investments from its operating results. In addition, ORBCOMM management uses EBITDA in presentations to its board of directors to enable it to have the same measurement of operating performance used by management and for planning purposes, including the preparation of the annual operating budget. The Company also believes that EBITDA, adjusted for Stock-based compensation expense, and Noncontrolling interests is useful to investors to evaluate the Company’s core operating results and financial performance and its capacity to fund capital expenditures, because it excludes items that are significant non-cash expenses reflected in the Condensed Consolidated Statements of Operations. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with accounting principles generally accepted in the United States, or GAAP. While ORBCOMM considers EBITDA and Adjusted EBITDA to be important measures of operating performance, they should be considered in addition to, and not as a substitute for, or superior to, Net Income or other measures of financial performance prepared in accordance with GAAP and may be different than EBITDA and Adjusted EBITDA measures presented by other companies. A reconciliation table is presented above.